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                                                                   Exhibit 10.22

          THIS AGREEMENT made as of the 1st day of October, 2000,

BETWEEN:

          NEWLANDS OIL & GAS INC., a company duly incorporated under the laws of the State of Nevada and having its Head Office at #1388 - 888 West Georgia Street, Vancouver, BC V6C 3E8

          (the "Company")

                                                               OF THE FIRST PART

AND:

          ALL SEASONS CONSULTING INC. (beneficial owner - Negar
          Towfigh), a company duly incorporated under the laws of British Columbia and having its Head Office at 1403
          Chippendale Road, West Vancouver, BC  V7S 2N7

          (the "Representative")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company is desirous of retaining the management services of the Representative on a continuing basis and the Representative has agreed to provide such services to the Company upon the terms and conditions hereinafter set forth;

WITNESS THAT in consideration of the mutual agreements and covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. The Company engages the Representative for a term of 1-year commencing October 1, 2000, unless extended or terminated earlier as hereinafter provided (the "Term").

2. This Agreement may be terminated at any time by either party on 30 days' prior written notice to the other party.

3. During the Term, the Representative shall serve the Company (and/or such subsidiary or subsidiaries as the Company may from time to time require) in such senior management and/or Representative capacity or capacities as may from time to time be determined by the Board of Directors of the Company (the "Board") and shall perform such duties and exercise such powers as may from time to time be determined by the Board, Company, or of any such subsidiary.

4. The Representative shall well and faithfully serve the Company and/or any subsidiary as aforesaid during the continuance of the Representative's engagement hereunder, shall devote the time, effort and ability to the Company's affairs and business necessary for the Representative to perform her duties under this Agreement and shall perform the Representative's duties hereunder in
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an efficient, trustworthy and businesslike manner to the advantage and benefit of the Company. The Representative's duties shall include the managing of the daily operations and required personnel.

5. The Company is aware that the Representative has now and will continue to have obligations to and financial interests in other companies and businesses and the Company recognizes that these companies and businesses will require a certain portion of the Representative's time. The Company agrees that the Representative may continue to devote time to such outside interests, provided that such interests do not conflict with the time required for the Representative to perform the Representative's duties under this Agreement.

6. The Representative shall not, either during the Term or at any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries to any person other than the directors of the Company and/or its subsidiary or subsidiaries or for the Company's purposes and shall not (either during the Term or at any time thereafter) use for the Representative's own purposes or for any purposes other than those of the Company, any information the Representative may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries.

7. The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

8. The basic fee for the Representative's services hereunder shall be at the rate of US THIRTYSIX THOUSAND DOLLARS (US$36,000) per year, payable in equal monthly installments of US THREE THOUSAND DOLLARS (US$3,000).

9. The Representative may be compensated for special projects at the discretion of the Board and shall be reimbursed for all travel and other reasonable expenses actually and properly incurred by the Representative in connection with his duties hereunder. For all such expenses the Representative shall furnish to the Company statements and vouchers as and when required by it.

10. This Agreement may be terminated forthwith by the Company without prior notice if at any time:

(a) the Representative shall commit any breach of any of the provisions herein contained; or

(b) the Representative shall be guilty of any misconduct or neglect in the discharge of his duties hereunder;

(c) the Representative shall become bankrupt or make any arrangements or composition with his creditors; or

(d) the Representative shall be convicted of any criminal offense other than an offense which, in the reasonable opinion of the Board, does not affect his position with the Company.
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11.  In the event this Agreement is terminated by reason of default on the part of the Representative, then, at the request of the Board, the Representative shall forthwith resign any position or office which she then holds with the Company or any subsidiary.

12. The services to be performed by the Representative pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Representative without the prior written consent of the Company.

13. If any provision, word or clause of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions which shall be fully severable, and this Agreement shall be construed and enforced without regard to such illegal, invalid or unenforceable provision.

14. This Agreement contains the entire agreement of the parties in respect of the subject matter hereof and can be modified only by an agreement in writing, signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought, and supersedes any other oral or written agreements of the parties in respect of the subject matter hereof. Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the engagement of the Representative by the Company are hereby terminated and cancelled and each of the parties hereby releases and forever discharges the other party of and from all manner of actions, causes of action, claims, suits and demands whatsoever under or in respect of any such agreement.

15. Any notice required or permitted to be given under this Agreement shall be delivered personally, sent by courier or mailed by registered mail, postage prepaid, to the address of the respective party set out on the first page hereof and any such notice personally delivered or sent by courier as aforesaid shall be deemed to have been given on the date of delivery and any such notice mailed as aforesaid shall be deemed to have been given on the second business day following the date of mailing. Any address for the giving of notices hereunder may be changed by notice in writing given hereunder.

16. The provisions of this Agreement shall enure to the benefit of and be binding upon the legal personal representatives of the Representative and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

17. This Agreement is being delivered and is intended to be performed in the Province of British Columbia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by and interpreted in accordance with, the laws of such Province.
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IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

NEWLANDS OIL & GAS INC.

By:     /s/ Douglas Yee
Name:   Douglas Yee
Title:  President


ALL SEASONS CONSULTING INC.

By:     /s/ Negar Towfigh
Name:   Negar Towfigh
Title:  President